As filed with the Securities and Exchange Commission on January 16, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

SOLECTRON CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2447045

(State of incorporation)	(I.R.S. Employer Identification Number)

777 Gibraltar Drive
Milpitas, California 95035

(Address, including zip code, of Registrant’s principal executive offices)

Individual Restricted Stock Grant of 1,038,268 shares of Common Stock
Individual Non-Statutory Stock Option Agreement to Purchase an Aggregate of
3,750,000 shares of Common Stock

KIRAN PATEL
Executive Vice President and Chief Financial Officer
SOLECTRON CORPORATION
777 Gibraltar Drive
Milpitas, California 95035
(408) 957-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
STEVEN E. BOCHNER, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
		Maximum	Registration
Title of	Maximum Amount	Offering	Aggregate
Securities	to be	Price Per	Offering	Amount of
to be Registered	Registered	Share	Price	Fee

Common Stock, $0.001 par value, issuable upon purchase of shares granted under an individual Restricted Stock Grant in the Form of Exhibit 99.1	1,038,268	$0.001	$1,038.27	$0.10
Common Stock, $0.001 par value, issuable upon exercise of outstanding options granted under an individual Non-Statutory Stock Option grant in the form of Exhibit 99.2	3,750,000	$3.99	$14,962,500.00	$1,376.55
Total	4,788,268		$14,963,538.27	$1,376.65

SOLECTRON CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference in this Registration Statement the following documents and information filed by Solectron Corporation with the Securities and Exchange Commission:

(a)	The Registrant’s audited financial statements for the Registrant’s fiscal year ended August 31, 2002 contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2002 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) on November 13, 2002.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 filed pursuant to Section 13(a) of the Exchange Act on January 9, 2003. In addition, the Registrant’s Current Reports on Form 8-K filed on January 10, 2003, November 13, 2002, October 23, 2002 and September 30, 2002 pursuant to Section 13(a) of the Exchange Act.

(c)	The description of common shares contained in Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A, filed on December 4, 2001, amending our Form 8-A previously filed on July 13, 2001, and including any reports filed under the Exchange Act for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that include that all securities offered pursuant to this Registration Statement have been sold or that deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant’s Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law. The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the director and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.

ITEM 8. EXHIBITS.

Exhibit
Number	Document

5.1	Opinion re legality of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

23.1	Consent of Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-4)

99.1	Individual Restricted Stock Grant of 1,038,268 shares of Common Stock

99.2	Individual Non-Qualified Stock Option Agreement to purchase an aggregate of 3,750,000 shares of Common Stock

ITEM 9 UNDERTAKINGS

     A.     The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, indemnification agreements entered into between the Registrant and its officers and directors or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Solectron Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 15th day of January, 2003.

SOLECTRON CORPORATION

By: /s/ Kiran Patel ___________________________________ Kiran Patel, Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Michael R. Cannon and Kiran Patel, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Cannon Michael R. Cannon	President and Chief Executive Officer	January 15, 2003

/s/ Kiran Patel Kiran Patel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 15, 2003

/s/ William A. Hasler William A. Hasler	Chairman of the Board	January 15, 2003

/s/ Richard A. D’Amore Richard A. D’Amore	Director	January 15, 2003

/s/ Charles A. Dickinson Charles A. Dickinson	Director	January 15, 2003

/s/ Heinz Fridrich Heinz Fridrich	Director	January 15, 2003

/s/ Kenneth E. Haughton Kenneth E. Haughton, Ph.D.	Director	January 15, 2003

/s/ Paul R. Low Paul R. Low, Ph.D.	Director	January 15, 2003

/s/ C. Wesley M. Scott C. Wesley M. Scott	Director	January 15, 2003

/s/ Ajay B. Shah Ajay B. Shah	Director	January 15, 2003

/s/ Dennis Wood Dennis Wood	Director	January 15, 2003

/s/ Osamu Yamada Osamu Yamada	Director	January 15, 2003

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

5.1	Opinion re legality of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

23.2	Consent of Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.2	Power of Attorney (see page II-4)

99.1	Individual Restricted Stock Grant of 1,038,268 shares of Common Stock

99.2	Individual Non-Statutory Stock Option Agreement to purchase an aggregate of 3,750,000 shares of Common Stock